Exhibit 99.1

NEWS RELEASE

Global Power • 400 E Las Colinas Blvd., Suite 400 • Irving, TX 75039

FOR IMMEDIATE RELEASE

Global Power Announces Appointment of

Nelson Obus to its Board of Directors

IRVING, Texas, June 28, 2016 — Global Power Equipment Group Inc. (OTC: GLPW) (“Global Power”) today announced that it has appointed Nelson Obus, President of Wynnefield Capital, Inc. to its Board of Directors.

Charles Macaluso, Chairman of the Board, commented, “We look forward to benefiting from Nelson’s breadth of experience as we work to rebuild value and regain confidence with investors.  We expect Nelson’s perspective as our largest shareholder to benefit all of our shareholders as we move beyond the restatement process.”

Mr. Obus is co-founder and president of Wynnefield Capital, Inc. since November 1992 and the managing member of Wynnefield Capital Management, LLC since January 1997.  Mr. Obus currently serves on the Board of Directors for Layne Christensen Company (NASDAQ: LAYN), a global water management, construction and drilling company, and the Board of Advisors of the Bank of Princeton.  He also previously served as a member of the Board of Directors of Breeze-Eastern Corporation, a company that develops, manufactures and services mission critical equipment for helicopters and Gilman Ciocia, Inc., an accounting and financial planning services company.  He received his B.A. from New York University and was awarded an M.A. and A.B.D. from Brandeis University in Politics.

Following Mr. Obus’ appointment, the Global Power Board of Directors now consists of eleven members.  Mr. Obus and David A.B. Brown, who was appointed to the Board on May 25, 2016, were appointed to the Board pursuant to the terms of an Election and Nomination Agreement, dated June 1, 2016, effective as of May 25, 2016. The various Wynnefield partnerships and funds combined hold approximately 18.5% of Global Power’s total shares outstanding. Mr. Brown is not employed by, receives no compensation from and is independent of Wynnefield Capital and will not act as its representative. At the Company’s annual meeting, which will be scheduled after the completion of the restatement process, certain current directors will not stand for reelection and the Board will then consist of seven directors, including the President and Chief Executive Officer, Terence J. Cryan.

About Global Power

Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries.  The Products segment includes two primary product categories: Auxiliary Products designs, engineers and manufactures a comprehensive portfolio of equipment for utility-scale natural gas turbines while Electrical Solutions provides custom-configured electrical houses and generator enclosures for the midstream oil & gas industry, the power generation market to include distributed and backup power, as well as other industrial and commercial operations.  Services includes Energy Services, which provides lifecycle maintenance, repair, construction and fabrication services for the industrial, chemical/petrochemical process, oil and gas and power generation industries, and Nuclear Services, which provides on-site specialty support, outage management and maintenance services to domestic utilities’ nuclear power facilities.  The Company routinely provides information at its website:  www.globalpower.com.

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Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995.  These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties.  Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, including competitors being awarded business by our customers that had previously been provided by Global Power, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy.

In addition, more information may arise during the course of the Company’s previously-announced ongoing accounting review of its previously issued financial statements that would require the Company to make additional adjustments or revisions or to restate further such financial statements.  The time required to complete the financial statements and accounting review may cause our results to differ materially from those described in the forward-looking statements.  Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the SEC, including the section of our Annual Report on Form 10-K filed with the SEC on March 9, 2015 titled “Risk Factors.”  Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:
Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908

dpawlowski@keiadvisors.com

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